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                                                                 Exhibit n.I.(1)

                                     FORM OF

                              AMENDED AND RESTATED

                   MULTIPLE CLASS PLAN PURSUANT TO RULE 18f-3
                                       FOR
                               ECLIPSE FUNDS INC.

         WHEREAS, Eclipse Funds Inc. (the "Company"), on behalf of the separate series of the Company, engages in business as an open-end management investment company and is registered as such under the Investment Company Act of 1940, as amended (the "Act");

         WHEREAS, shares of common stock of the Company are currently divided into a number of separate series listed on Exhibit A (each a "Fund");

         WHEREAS, the Company, on behalf of each Fund, has previously adopted a Multiple Class Plan pursuant to Rule 18f-3 under the Act on June 6, 1995, as amended on March 4, 1997, September 1, 1998, December 5, 2000, April 18, 2002, December 4, 2002, and March 26, 2003 (the "Plan"), pursuant to which shares of each Fund may be issued in two classes, designated as "No-Load Class" shares and "Service Class" shares, pursuant to which the shares of the Cash Reserves Fund also may be issued in a third class, designated as the "Sweep Class" shares, and pursuant to which the shares of the Indexed Equity Fund, Tax-Managed Equity Fund, Short Term Bond Fund, and Asset Manager Fund also may be issued in a fourth class, designated as the "L Class" shares;

         WHEREAS, the Company desires to further amend the Plan to provide for the issuance of four additional classes, designated as "Class A," "Class B," "Class R1" and "Class R2" shares by the Funds, on the terms and conditions set forth herein;

         WHEREAS, the Company desires to further amend the Plan, effective January 1, 2004 or on such other date as an officer of the Company determines, to amend the terms and conditions applicable to the "L Class" shares in order to eliminate the front-end sales charge currently applicable to those shares, including all L Class shares outstanding on the date of effectiveness of this amendment and to redesignate such shares as the "Class C" shares;

         WHEREAS, the Company desires to further amend the Plan, effective January 1, 2004 or on such other date as an officer of the Company determines, to redesignate the "No-Load Class" shares as the "Class I" shares;

         WHEREAS, the Company desires to further amend the Plan, effective January 9, 2004 or on such other date as an officer of the Company determines, to convert the "Service Class" shares into "Class A" shares and to permit Service Class shares of the Cash Reserves,

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International Broad Market, and Tax-Managed Equity Funds to be exchanged into
Class A shares of any other Fund;

         WHEREAS, pursuant to Management Agreements dated November 21, 1997, December 5, 2000, and April 18, 2002, respectively, the Company employs New York Life Investment Management LLC ("NYLIM") as manager for the Funds; and

         WHEREAS, pursuant to a Distribution Agreement dated January 1, 1994, as amended, the Company employs NYLIFE Distributors Inc. ("NYLIFE Distributors" or the "Distributor") as distributor of the securities of which the Company is the issuer.

         NOW, THEREFORE, the Company hereby amends and restates, on behalf of the Funds, the Plan, in accordance with Rule 18f-3 under the Act, subject to the following terms and conditions:

         1. FEATURES OF THE CLASSES. Each of the Funds issues its shares of common stock in the following seven classes: "Class A" shares, "Class B" shares, "Class C" shares, "Class I" shares, "Class R1" shares, "Class R2" shares, and "Service Class" shares. In addition, the Cash Reserves Fund issues an eighth class of shares of common stock designated as the "Sweep Class" shares. Shares of each class of a Fund shall represent an equal pro rata interest in such Fund, and, generally, shall have identical voting, dividend, liquidation and other rights, preferences, powers, restrictions, limitations, qualifications, and terms and conditions, except that: (a) each class of shares shall have a different designation; (b) each class of shares shall bear any Class Expenses, as defined in Section 4 below; and (c) each class of shares shall have exclusive voting rights on any matter submitted to shareholders that relates solely to its distribution and/or service arrangement, and each class of shares shall have separate voting rights on any matter submitted to shareholders in which the interests of one class differ from the interests of any other class. In addition, the Class A, Class B, Class C, Class I, Class R1, Class R2, Service Class and Sweep Class shares shall have the features described in Sections 2, 3, 5, and 6 below.

         2.       SALES CHARGE STRUCTURE

                  (a) Class A Shares. Class A shares of a Fund, other than the Cash Reserves Fund, shall be offered at the then-current net asset value plus a front-end sales charge. The front-end sales charge shall be in such amount as is disclosed in a Fund's current prospectus or prospectus supplement and shall be subject to such reductions for larger purchasers and such waivers or reductions as are disclosed in a Fund's current prospectus or prospectus supplement. Class A shares of the Cash Reserves Fund shall be offered at net asset value without the imposition of a front-end sales charge. Class A shares generally shall not be subject to a contingent deferred sales charge provided, however, that such a charge may be imposed in such other cases as is disclosed in a Fund's current prospectus or supplement.

                  (b) Class B Shares. Class B shares of a Fund shall be offered at the then-current net asset value without the imposition of a front-end sales charge. A contingent deferred sales charge in such amount as is described in a Fund's current prospectus or prospectus supplement shall be imposed on Class B shares, subject to such waivers or reductions as are

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disclosed in a Fund's current prospectus or prospectus supplement. Class B shares of the Cash Reserves Fund shall not, generally, be subject to a contingent deferred sales charge upon redemption.

                           Class C Shares. Class C shares of a Fund shall be
offered at the then-current net asset value without the imposition of a front-end sales charge. A contingent deferred sales charge of 1% shall be imposed on redemptions of Class C shares effected within one year of purchase as disclosed in a Fund's current prospectus or prospectus supplement and shall be subject to such waivers or reductions as are disclosed in a Fund's current prospectus or prospectus supplement. Class C shares of the Cash Reserves Fund shall not, generally, be subject to a contingent deferred sales charge upon redemption.

                  (c) Class I Shares. Class I shares of a Fund shall be offered to eligible purchasers, as defined in a Fund's current prospectus, at the then-current net asset value without the imposition of a front-end sales charge or a contingent deferred sales charge.

                  (d) Class R1 Shares. Class R1 shares of a Fund shall be offered to eligible purchasers, as defined in a Fund's current prospectus, at the then-current net asset value without the imposition of a front-end sales charge or contingent deferred sales charge.

                  (e) Class R2 Shares. Class R2 shares of a Fund shall be offered to eligible purchasers, as defined in a Fund's current prospectus, at the then-current net asset value without the imposition of a front-end sales charge or contingent deferred sales charge.

                  (f) Service Class Shares. Service Class shares of a Fund shall be offered at the then-current net asset value without the imposition of a front-end sales charge or a contingent deferred sales charge.

                  (g) Sweep Class Shares of the Cash Reserves Fund. Sweep Class shares of the Cash Reserves Fund shall be offered at the then-current net asset value without the imposition of a front-end sales charge or a contingent deferred sales charge.

         3. SERVICE AND DISTRIBUTION PLANS. Each Fund, on behalf of each of the Class A, Class B, Class C and Class R2 shares, and the Cash Reserves Fund, on behalf of the Sweep Class shares, has adopted a Plan of Distribution pursuant to Rule 12b-1 of the Act ("Rule 12b-1 Plan"). Each Fund, on behalf of each of the Class R1, Class R2, and Service Class shares, and the Cash Reserves Fund, on behalf of the Sweep Class shares, has adopted a Shareholder Services Plan (each a "Services Plan"). Each Fund, on behalf of the Class I shares, has adopted neither a Services Plan nor a Rule 12b-1 Plan.

                  (a) Class A Shares. Class A shares of each Fund, other than the Cash Reserves Fund, pay NYLIFE Distributors monthly a fee at an annual rate of 0.25% of the average daily net assets of the Fund's Class A shares for "distribution-related services" or "service activities" (each as defined in paragraph (i), below), as designated by the NYLIFE Distributors.

                  (b) Class B Shares. Class B shares of each Fund, other than the Cash Reserves Fund, pay the Distributor monthly a fee, for "distribution-related services" (as defined

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in paragraph (i), below) at the annual rate of 0.75% of the average daily net assets of the Fund's Class B shares. Class B shares of each Fund, other than the Cash Reserves Fund, also pay NYLIFE Distributors monthly a fee at the annual rate of 0.25% of the average daily net assets of the Fund's Class B shares for "service activities" (as defined in paragraph (i), below) rendered to Class B shareholders.

                  (c) Class C Shares. Class C shares of each Fund, other than the Cash Reserves Fund, pay the Distributor monthly a fee, for "distribution-related services" (as defined in paragraph (i), below) at the annual rate of 0.75% of the average daily net assets of the Fund's Class C shares. Class C shares of each Fund, other than the Cash Reserves Fund, also pay NYLIFE Distributors monthly a fee at the annual rate of 0.25% of the average daily net assets of the Fund's Class C shares for "service activities" (as defined in paragraph (i), below) rendered to Class C shareholders.

                  (d) Class I Shares. Class I shares do not pay a fee for "distribution-related services" or a fee for service activities (as defined in paragraph (i), below).

                  (e) Class R1 Shares. Class R1 shares of each Fund are authorized to pay NYLIM monthly a fee at the annual rate of 0.10% of the average daily net assets of the Fund's Class R1 shares for "service activities" (as defined below in paragraph (i) below) rendered to Class R1 shareholders.

                  (f) Class R2 Shares. Class R2 shares of each Fund, pay the Distributor monthly a fee for "distribution-related services" (as defined in paragraph (i), below) at the annual rate of 0.25% of the average daily net assets of the Fund's Class R2 shares. Class R2 shares of each Fund also pay NYLIM monthly a fee at the annual rate of 0.10% of the average daily net assets of the Fund's Class R2 shares for "service activities" (as defined in paragraph
(i), below) rendered to Class R2 shareholders.

                  (g) Service Class Shares. Service Class shares of each Fund are authorized to pay NYLIM monthly a fee at the annual rate of 0.25% of the average daily net assets of the Fund's Service Class shares for "service activities" (as defined below in paragraph (i) below) rendered to Service Class shareholders.

                  (h) Sweep Class Shares of the Cash Reserves Fund. The Sweep Class shares of the Cash Reserves Fund pay the Distributor monthly a fee for certain account sweep and/or other "distribution-related services" (as defined in paragraph (i) below) at the annual rate of 0.25% of the average daily net assets of the Cash Reserves Fund's Sweep Class shares. The Sweep Class shares of the Cash Reserves Fund pay NYLIM monthly a fee at the annual rate of 0.25% of the average daily net assets of the Cash Reserves Fund's Sweep Class shares for "service activities" (as defined below in paragraph (i) below).

                  (i)      Distribution-Related Services and Service Activities.

                           (1)      For purposes of the Rule 12b-1 Plans,
"distribution-related services" shall include services rendered by NYLIFE Distributors as distributor of the shares of a Fund in connection with any activities or expenses primarily intended to result in the sale of shares of a Fund, including, but not limited to, compensation to registered representatives or

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other employees of NYLIFE Distributors and to other broker-dealers that have entered into a Soliciting Dealer Agreement with NYLIFE Distributors, compensation to and expenses of employees of NYLIFE Distributors who engage in or support distribution of the Funds' shares; telephone expenses; interest expense; printing of prospectuses and reports for other than existing shareholders; preparation, printing and distribution of sales literature and advertising materials; and profit and overhead on the foregoing. "Service activities" shall mean those activities for which a "service fee," as defined by the in rules and policy statements of the National Association of Securities Dealers Inc., may be paid. Overhead and other expenses related to the "service activities," including telephone and other communications expenses, may be included in the information regarding amounts expended for such activities.

                           (2)      For purposes of the Services Plans, "service
activities" shall include any personal services or account maintenance services, which may include but are not limited to activities in connection with the provision of personal, continuing services to investors in each Fund; transfer agent and subtransfer agent services for beneficial owners of Fund shares; receiving, aggregating and processing purchase and redemption orders; providing and maintaining retirement plan records; communicating periodically with shareholders and answering questions and handling correspondence from shareholders about their accounts; acting as the sole shareholder of record and nominee for shareholders; maintaining account records and providing beneficial owners with account statements; processing dividend payments; issuing shareholder reports and transaction confirmations; providing subaccounting services for Fund shares held beneficially; forwarding shareholder communications to beneficial owners; receiving, tabulating and transmitting proxies executed by beneficial owners; performing daily investment ("sweep") functions for shareholders; providing investment advisory services; and general account administration activities. Overhead and other expenses related to "service activities," including telephone and other communications expenses, may be included in the information regarding amounts expended for such activities.

         4.       ALLOCATION OF INCOME AND EXPENSES.

                  (a) The gross income of each Fund shall, generally, be allocated to each class on the basis of net assets. To the extent practicable, certain expenses (other than Class Expenses, as defined below, which shall be allocated more specifically) shall be subtracted from the gross income on the basis of the net assets of each class of the Fund. These expenses include:

                           (1)      Expenses incurred by the Company (for
example, fees of the Company's Board of Directors ("Directors"), auditors and legal counsel) not attributable to a particular Fund or to a particular class of shares of a Fund ("Corporate Level Expenses"); and

                           (2)      Expenses incurred by a Fund not attributable
to any particular class of the Fund's shares (for example, advisory fees, custodial fees, or other expenses relating to the management of the Fund's assets) ("Fund Expenses").

                  (b) Certain expenses are attributable to a particular class of shares ("Class Expenses"). Class Expenses are charged directly to the net assets of the particular class and, thus, are borne on a pro rata basis by the outstanding shares of that class. Fees and expenses that

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are not Class Expenses are allocated among the classes on the basis of their respective net asset values.

                           (1)      Payments of distribution and service fees
made pursuant to Rule 12b-1 Plans or Services Plans are Class Expenses and must be allocated to the class for which such expenses are incurred.

                           (2)      Class Expenses may also include:

                                    (a)      transfer agent fees identified as
                                             being attributable to a specific
                                             class of shares;

                                    (b)      stationery, printing, postage and
                                             delivery expenses related to
                                             preparing and distributing
                                             materials such as shareholder
                                             reports, prospectuses and proxy
                                             statements to current shareholders
                                             of a specific class of shares;

                                    (c)      Blue Sky fees incurred by a
                                             specific class of shares;

                                    (d)      SEC registration fees incurred by a
                                             specific class of shares;

                                    (e)      Directors' fees or expenses
                                             incurred as a result of issues
                                             relating to a specific class of
                                             shares;

                                    (f)      accounting expenses relating solely
                                             to a specific class of shares;

                                    (g)      auditors' fees, litigation expenses
                                             and legal fees and expenses
                                             relating to a specific class of
                                             shares;

                                    (h)      expenses incurred in connection
                                             with shareholders' meetings as a
                                             result of issues relating to a
                                             specific class of shares;

                                    (i)      expenses incurred in connection
                                             with organizing and offering to
                                             investors a new class of shares;
                                             and

                                    (j)      other expenses incurred
                                             attributable to a specific class of
                                             shares.

                  5. EXCHANGE PRIVILEGES. To the extent permitted by the Directors, shareholders may exchange shares of one class of the Company for shares of an identical class of any other Fund, based upon each Fund's relative net asset value per share. Shareholders may also exchange shares of one class of a Fund for shares of the same class of any fund that is a series of Eclipse Funds or The MainStay Funds (such funds, together with the Funds, each a "MainStay Fund"), based upon the MainStay Funds' relative net asset value per share.

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         Generally, shareholders may exchange their Class A shares of a MainStay
Fund for Class A shares of another MainStay Fund without the imposition of a sales charge. Any such exchanges will be based upon each MainStay Fund's net asset value per share next computed. Where, however, a shareholder seeks to exchange Class A shares of any MainStay Fund that is a money market fund, including the Cash Reserves Fund, (a "Money Market Fund") for Class A shares of another MainStay Fund subject to a front-end sales charge, the applicable sales charge shall be imposed on the exchange, unless the shareholder has previously paid a sales charge with respect to such shares.

         Class B or Class C shares of a MainStay Fund may be exchanged for the same Class of shares of another MainStay Fund at the net asset value next computed without the imposition of a contingent deferred sales charge; the sales charge will be assessed, if applicable, when the shareholder redeems his shares or has them repurchased without a corresponding purchase of shares of another MainStay Fund. Where, however, a shareholder previously exchanged his shares into a Money Market Fund from another MainStay Fund, the applicable contingent deferred sales charge, if any, shall be assessed when the shares are redeemed from a Money Market Fund, or from a succeeding MainStay Fund in the event that the shareholder exchanges his or her Class B or Class C Money Market Fund shares for shares of another MainStay Fund. The amount of the contingent deferred sales charge shall be determined based on the length of time that the shareholder maintained his or her investment in Class B or Class C shares of any MainStay Fund.

         Equally, where a shareholder purchases Class B or Class C shares of a Money Market Fund through an initial investment in the Money Market Fund and, later, exchanges his or her Class B or Class C Money Market Fund shares for the same Class of shares of another MainStay Fund (which normally assesses a contingent deferred sales charge) and then redeems such investment, the applicable contingent deferred sales charge, if any, shall be assessed upon such redemption. The amount of the contingent deferred sales charge shall be determined based on the length of time that the shareholder maintained his or her investment in Class B or Class C shares of any MainStay Fund.

         Prior to January 31, 2004, Service Class shares of the Cash Reserves, International Broad Market, and Tax-Managed Equity Funds may be exchanged for Class A shares at net asset value without the imposition of a sales charge.

         6. CONVERSION FEATURES. Class B shares will be automatically converted to Class A shares at the end of the calendar quarter occurring eight years after the date a shareholder purchases his Class B shares. Service Class shares of all Funds except the Cash Reserves, International Broad Market and Tax-Managed Equity Funds will be automatically converted to Class A shares, at net asset value without the imposition of a sales charge, on January 9, 2004, or on such other date that an officer of the Company may determine, but no later than January 31, 2004. It is the Company's intention that all share conversions be made on a tax-free basis, and if this cannot be reasonably assured, the Directors may modify or eliminate this share class conversion feature. No conversion from Class A, Class C, Class I, Class R1, Class R2 or Sweep Class shares is offered.

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         7.       ACCOUNTING METHODOLOGY. The following procedures shall be
implemented in order to meet the objective of properly allocating income and expenses among the Funds:

                  (a) On a daily basis, a fund accountant shall calculate the fees to be charged to each class of shares as described in this Plan by calculating the average daily net asset value of such shares outstanding and applying the fee rate to the result of that calculation.

                  (b) The fund accountant will allocate designated Class Expenses, if any, to the respective classes.

                  (c) The fund accountant will allocate income and Corporate Level and Fund Expenses among the respective classes of shares based on the net asset value of each class in relation to the net asset value of a Fund for Fund Expenses, and in relation to the net asset value of the Company for Corporate Level Expenses. These calculations shall be based on net asset values at the beginning of the day for non-Cash Reserves funds, and based on the relative value of settled shares at the beginning of the day for any Cash Reserves funds.

                  (d) The fund accountant shall then complete a worksheet using the allocated income and expense calculations from paragraph (c) above, and the additional fees calculated from paragraphs (a) and (b) above. The fund accountant may make non-material changes to the form of the worksheet as it deems appropriate.

                  (e) The fund accountant shall develop and use appropriate internal control procedures to assure the accuracy of its calculations and appropriate allocation of income and expenses in accordance with this Plan.

         8. WAIVER OR REIMBURSEMENT OF EXPENSES. Expenses may be voluntarily waived or reimbursed by any manager or sub-adviser to the Company, by the Company's underwriter or any other provider of services to the Company without the prior approval of the Directors.

         9. EFFECTIVENESS OF PLAN. This Plan shall not take effect until it has been approved by votes of a majority of both (a) the Directors of the Company and (b) those Directors of the Company who are not "interested persons" of the Company (as defined in the Act) and who have no direct or indirect interest in the operation of the Plan, cast in person at a meeting (or meetings) called for the purpose of voting on this Plan.

         10. MATERIAL MODIFICATION. This Plan may not be amended to modify materially its terms unless such amendment is approved in the manner provided for initial approval in Section 9 hereof.

         IN WITNESS WHEREOF, the Company, on behalf of the Funds, has adopted this Multiple Class Plan as of the 6th day of June, 1995, and amended this Multiple Class Plan as of the 4th day of March, 1997, the 1st day of September, 1998, the 5th day of December, 2000, the 18th day of April, 2002, the 4th day of December, 2002, the 26th day of March, 2003, the 24th day of September 2003, and the __th day of November 2003.

                               ECLIPSE FUNDS INC.

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                                            By: ________________________________
                                            Name:  Robert A. Anselmi
                                            Title: Secretary

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                                    EXHIBIT A

                             (as of January 1, 2004)

                               All Cap Growth Fund

                               All Cap Value Fund

                               Asset Manager Fund

                               Cash Reserves Fund

                                Indexed Bond Fund

                           Intermediate Term Bond Fund

                         International Broad Market Fund

                            International Equity Fund

                                Mid Cap Core Fund

                                 S & P 500 Fund

                              Short Term Bond Fund


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